Exhibit 99.1

Spectrum Brands Adds Russell Hobbs to Its Portfolio to Create a $3 Billion Global Consumer Products Company

  Combination will create a larger global consumer product company with a new home appliance reporting segment, a strong balance sheet, significant synergies and enhanced growth opportunities
  Improved capital structure with lower leverage, lower cost of combined debt, extended maturities and enhanced liquidity
  Combined portfolio includes widely respected brands such as Remington, Rayovac, VARTA, Hot Shot, Cutter, Repel, Spectracide, Black & Decker, George Foreman, Russell Hobbs, LitterMaid, Toastmaster, Tetra, 8 in 1, Dingo and others

ATLANTA--(BUSINESS WIRE)--February 9, 2010--Spectrum Brands (“Spectrum”) (OTC: SPEB) and Russell Hobbs, Inc. (“Russell Hobbs”) today announced they have signed a definitive agreement to bring Russell Hobbs’ network of well-known small appliance brands into Spectrum’s operating structure to form a new global consumer products company with an estimated $3 billion in annual revenues, a strong balance sheet, and a diverse portfolio of market-leading brands. This all-stock transaction values Spectrum at an enterprise value of $2.6 billion, or $965 million net of debt, which equates to $31.50 per share net of Spectrum’s outstanding indebtedness, and privately held Russell Hobbs at an enterprise value of $675 million, or $661 million net of debt.

The combination will create a global consumer products company with a new home appliance business unit featuring a variety of well-known consumer brands, including George Foreman, Russell Hobbs, Black & Decker, Toastmaster and LitterMaid.

“This transaction will enable the combined company to reap the benefits of a deep and diverse portfolio of well-known consumer brands, a strong balance sheet, significant synergies and enhanced growth opportunities,” said Kent Hussey, CEO of Spectrum Brands. “For Spectrum’s shareholders, this transaction also provides an opportunity to de-lever our capital structure, lower the cost of our combined debt and provide greater liquidity, an improved risk profile and longer-term financing for our company.”

Following the closing of the transaction, the combined company, operating under the Spectrum Brands name, will continue to be managed by Spectrum’s current senior management team, with the addition of Terry Polistina, current CEO of Russell Hobbs, to lead a fourth reporting segment made up of the existing Russell Hobbs’ portfolio of home appliance brands. Terry will join Spectrum’s leadership team currently composed of Kent Hussey, CEO; Tony Genito, CFO; Dave Lumley, President of Global Batteries and Personal Care and Home and Garden; and John Heil, President of Global Pet Supplies.

Spectrum’s current reporting segments, Global Batteries and Personal Care, Global Pet Supplies and Home and Garden, each of which reported positive adjusted EBITDA results for fiscal 2009, will remain autonomous and continue their focus on achieving profitable growth under their current management structures. Including Russell Hobbs’ $800 million in annual revenues, the combined company is expected to deliver approximately $3 billion in annual revenues with $430 million to $440 million of adjusted EBITDA in fiscal 2010. Anticipated synergies, primarily related to administrative and supply chain functions, of $25 million to $30 million should be realized over the 24 months following close of this transaction.

“Spectrum Brands’ and Russell Hobbs’ product lines, supply chain and retail customers are well-aligned, which will allow the combined company greater operating synergies as well as a broader portfolio of brands and products for our retail customers,” said Terry Polistina, CEO of Russell Hobbs. “This enhanced portfolio and the global distribution platforms we each bring together will enable us to deliver greater value to our consumers, our customers and our shareholders.”

David Maura, Chairman of Russell Hobbs, Inc., and Director of Investments for Harbinger Capital Partners, whose affiliated funds currently hold approximately 40 percent of Spectrum’s shares and 100 percent of the shares of Russell Hobbs, added, "Harbinger has been an investor and a believer in both the Spectrum Brands and Russell Hobbs businesses for several years. We're confident the combination of these companies will deliver increased financial value to all stakeholders. The increased liquidity and the enhanced capital structure of the emerging enterprise will enable management to enhance the growth profile of these synergistic businesses."

The transaction is expected to meaningfully improve Spectrum’s leverage ratio, calculated as total debt less cash divided by adjusted EBITDA, which stood at 4.7 times at the end of its first quarter ended January 3, 2010. Following the refinancing of Spectrum's secured term debt and ABL facility, the new combined entity is expected to have a leverage ratio of approximately 3.8 times forecasted adjusted EBITDA for fiscal 2010. A new $300 million ABL facility, which will be available for working capital needs, is expected to provide additional liquidity when compared to the current facility.

Transaction Details

As part of this transaction, the combined companies have received commitments from Credit Suisse, Bank of America and Deutsche Bank for approximately $1.8 billion in financing in order to refinance Spectrum Brands’ existing senior debt and a portion of Russell Hobbs’ existing senior debt through a combination of new term loans, new senior notes and a new $300 million ABL revolving facility. With current maturity dates of 2012 on Spectrum’s current term loans, the refinancing contemplated as part of this transaction, which is expected to provide term loans that will mature in 2016 and notes that will mature in 2017, will provide an enhanced long term capital structure to support the combined company’s strategic business objectives.

Upon closing, current shareholders of Spectrum will receive 1 share in the new combined company, “NewCo,” for each share they hold in Spectrum. Furthermore, as part of the transaction, Harbinger has agreed to convert its existing approximately $158 million aggregate principal amount of Russell Hobbs’ term debt and approximately $207 million of Russell Hobbs’ preferred stock into common stock of NewCo at a price of $31.50 per share. Following the closing of the transaction Harbinger is expected to own approximately 63.7% of the combined entity.

The deal is expected to close in the summer of 2010 and is subject to: approval by holders of a majority of Spectrum’s common stock not owned by Harbinger; a 45-day “go-shop” period in which Spectrum may solicit alternative proposals; closing of the new financing; and other customary closing conditions. Avenue Capital, Spectrum Brands’ second largest shareholder, has agreed, subject to certain conditions, including the Spectrum Board’s continuing recommendation of the transaction, to vote its shares of Spectrum Brands’ common stock in favor of the transaction.

In contemplation of this deal, Spectrum, currently trading its common stock under the symbol SPEB on the OTC Bulletin Board, intends to pursue listing its common stock on a major exchange, such as the New York Stock Exchange or Nasdaq, prior to the closing of this transaction.

This transaction was reviewed by a committee of independent directors of Spectrum’s Board. Barclays Capital Inc. and Jones Day served, respectively, as the Committee’s financial and legal advisors. Spectrum was advised by Sutherland, Asbill & Brennan LLP. Russell Hobbs was advised by Credit Suisse and Paul, Weiss, Rifkind, Wharton & Garrison.

Investor Call Scheduled for 5 PM EST Today

The Company’s previously announced investor call originally scheduled for 8:30 AM EST today to discuss its fiscal 2010 first quarter earnings has been postponed until 5:00 PM EST today, February 9, 2010 and will include a brief discussion of the transaction discussed in this release. To listen to the webcast, please visit the Investor Relations homepage on the Company’s website, which can be accessed at www.spectrumbrands.com. A webcast replay will be available through February 23, 2010.

About Spectrum Brands, Inc.

Spectrum Brands is a global consumer products company and a leading supplier of batteries, shaving and grooming products, personal care products, specialty pet supplies, lawn & garden and home pest control products, personal insect repellents and portable lighting. Helping to meet the needs of consumers worldwide, included in its portfolio of widely trusted brands are Rayovac®, Remington®, Varta®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, Spectracide®, Cutter®, Repel®, and HotShot®. Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in more than 120 countries around the world. Headquartered in Atlanta, Georgia, Spectrum Brands generates annual revenue from continuing operations in excess of $2 billion.

About Russell Hobbs, Inc.

Based in Miramar, Florida, Russell Hobbs, Inc. and its subsidiaries are leading marketers and distributors of a broad range of branded small household appliances. Russell Hobbs markets and distributes a broad range of branded small household appliances, pet and pest products, water products and personal care products. Among their broad portfolio of well recognized brand names are Black & Decker®, George Foreman®, Russell Hobbs®, LitterMaid®, Farberware®, Juiceman®, Breadman® and Toastmaster®. Russell Hobbs’ customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, South America, Europe and Australia.

Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum Brands’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) Spectrum Brands’ ability to identify, develop and retain key employees, (3) risks that changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands offers, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (10) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in Spectrum Brands’ securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q. Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

In addition, the following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:

  the failure of Spectrum Brands stockholders and Russell Hobbs stockholders to approve this transaction;
  the risk that the businesses will not be integrated successfully;
  the risk that synergies will not be realized;
  the risk that required consents will not be obtained;
  the risk that the combined company following this transaction will not realize on its financing strategy;
  litigation in respect of either company or this transaction; and
  disruption from this transaction making it more difficult to maintain certain strategic relationships.

The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Additional factors that may affect future results and conditions are described in Spectrum Brands’ filings with the SEC, which are available at the SEC’s web site at www.sec.gov or at Spectrum Brands’ website at www.spectrumbrands.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This Communication is being made in respect of the proposed business combination involving Spectrum Brands and Russell Hobbs. In connection with the proposed transaction, Spectrum Brands plans to file with the SEC a Registration Statement on Form S-4 that includes the proxy statement of Spectrum Brands and that also constitutes a prospectus of Spectrum Brands. The definitive Proxy Statement/Prospectus will be mailed to stockholders of Spectrum Brands. INVESTORS AND SECURITY HOLDERS OF SPECTRUM BRANDS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Spectrum Brands through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained on Spectrum Brands’ website at www.spectrumbrands.com.

PROXY SOLICITATION

Spectrum Brands, Russell Hobbs and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Spectrum Brands and Russell Hobbs stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Spectrum Brands and Russell Hobbs stockholders in connection with the proposed acquisition will be set forth in the Proxy Statement/Prospectus when it is filed with the SEC. You can find information about Spectrum Brands’ executive officers and directors in its annual report on Form 10-K filed with the SEC on December 29, 2009. You can obtain free copies of these documents from Spectrum Brands in the manner set forth above.

Table 1
SPECTRUM BRANDS, INC.
Reconciliation of GAAP Net Income (loss) to Adjusted EBITDA
for the LTM months ended January 3, 2010
(Unaudited)
($ in millions)

	THREE MONTHS ENDED				LTM @
	3/30/2009	6/28/2009	9/30/2009	1/3/2010	1/3/2010

Net income (loss)	$(60.4)	$(36.5)	$1,152.8	$(60.2)	$995.7

Loss from discontinued operations, net of tax	15.8	2.0	2.4	2.7	22.9
Income tax expense	8.3	7.9	42.0	22.5	80.7
Interest expense	47.5	48.6	41.3	49.5	187.0
Restructuring and related charges	16.2	3.2	5.4	6.4	31.4
Reorganization items expense (income), net	21.3	62.5	(1,222.7)	3.6	(1,135.3)
Accelerated Depreciation (a)	-	(0.4)	(1.1)	(0.3)	(1.7)
Intangibles Impairment	-		34.4	-	34.4
Fresh-Start Inventory Write-off	-	-	16.3	34.5	50.8
Other Fresh-Start (b)	-	-	1.5	-	1.6
Brazilian IPI Credit /Other	(1.2)	(0.8)	(0.7)	(2.4)	(5.0)

Adjusted EBIT	47.7	86.7	71.8	56.4	262.4
Depreciation and Amortization	15.1	15.3	19.6	25.0	75.2

Adjusted EBITDA	$62.8	$102.0	$91.4	$81.4	$337.7

Note: Amounts calculated prior to rounding

(a) Adjustment reflects accelerated depreciation associated with the Global Cost Reduction Initiatives. This amount is included within Restructuring and related charges. This adjustment negates the impact of reflecting the expense twice.

(b) Adjustment reflects losses of certain hedges due to the adoption of Fresh-Start reporting coupled with straight-line lease accrual true-ups.

Table 2
SPECTRUM BRANDS, INC.
Supplemental Financial Data
(Unaudited)
($ in millions, except leverage ratio)

@ 1/03/10

Total reported Debt	$ 1,584.2

plus adjustments resulting from fresh-start reporting valuation	70.4

Total debt at par value	1,654.6

less Cash	(62.7)

Net Debt	$ 1,591.9

Leverage ratio = Net Debt (above) = $1,591.9	4.7
Adjusted EBITDA (see Table 1) 337.7

CONTACT:
Spectrum Brands
Investor Contact:
Carey Phelps, 770-829-6208
DVP Investor Relations
or
Media Contact:
MS&L for Spectrum Brands and Russell Hobbs
Frank Ranew, 404-870-6832
or
Rob Baskin, 404-870-6854